UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report: October 29, 2018

MIDDLESEX WATER COMPANY

(Exact name of registrant as specified in its charter)

NEW JERSEY	0-422	22-1114430
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

1500 RONSON ROAD, P.O. BOX 1500, ISELIN, NEW JERSEY 08830

(Address of principal executive offices, including zip code)

(732)-634-1500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act  (17 CFR 240.12b-2).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item. 5.02.      Departure of Director or Principal Officers; Election of Directors; Appointment of Certain Officers.

Announcement of retirement of Richard M. Risoldi, Vice President – Operations and Chief Operating Officer of Middlesex Water Company (the “Company”) on July 1, 2019 and Gerard L. Esposito, President of Tidewater Utilities, Inc. (Tidewater) , a subsidiary of Middlesex Water on January 1, 2019. The announcement also refers to the appointment of A. Bruce O’Connor as President of Tidewater, effective with Mr. Esposito’s retirement and the appointment of G. Christian Andreasen, Georgia M. Simpson and Robert Fullagar as Assistant Vice Presidents, effective January 1, 2019, as per the attached release.

Press Release

On October 29, 2018, the Company issued a press release announcing the retirement of Richard M. Risoldi, effective July 1, 2019 and Gerard L. Esposito, effective January 1, 2019 and the appointment of others to the executive team. A copy of the Company’s press release dated October 29, 2018 is filed herewith as Exhibit 99.1 and is hereby incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit	Description of Document

99.1	Company press release dated October 29, 2018 announcing the retirement of Richard M. Risoldi and Gerard L. Esposito from its executive team.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf of the undersigned hereunto duly authorized.

MIDDLESEX WATER COMPANY
(Registrant)

s/A. Bruce O’Connor
A. Bruce O’Connor
Vice President, Treasurer and
Chief Financial Officer

Dated: October 29, 2018